Exhibit 99.1

PRESS RELEASE FOR HEALTHCARE PROFESSIONAL MEDIA ONLY
Issued: 9 July, 2014 – Sydney, Australia

Anoro® Ellipta® (umeclidinium/vilanterol) approved in Australia for Chronic Obstructive Pulmonary Disease

-	Administered using a new dry powder inhaler called Ellipta1

GlaxoSmithKline (GSK) and Theravance, Inc. (NASDAQ:  THRX) today announced that the Therapeutic Goods Administration (TGA) in Australia has approved Anoro® Ellipta® (umeclidinium/vilanterol) as a long-term once-daily, maintenance bronchodilator treatment to relieve symptoms in adult patients with chronic obstructive pulmonary disease (COPD).

Anoro is a once-daily combination treatment comprising two bronchodilators, umeclidinium (UMEC), a long-acting muscarinic antagonist (LAMA), and vilanterol (VI), a long-acting beta2 agonist (LABA), in a single inhaler, the Ellipta®.

GSK Associate Medical Director, Dr Navin Singh says the company is excited about its growing respiratory portfolio in Australia.

“This approval comes on the heels of the registration of Breo® Ellipta® (fluticasone furoate/vilanterol trifenatate) for asthma and COPD in April 2014 and is testimony to our determination to bring new respiratory options to the market. GSK is committed to developing a range of new therapeutic options to provide physicians choice when considering individual patient needs.”

“We are delighted by the Australian registration of Anoro Ellipta which provides a new alternative for COPD patients for whom dual bronchodilator treatment in a single inhaler may be appropriate,” said Dr Singh.

“We are very pleased that Anoro Ellipta is now approved for use in Australia for the treatment of COPD,” said Rick E Winningham, Chief Executive Officer of Theravance. “We believe this will be an important treatment option for appropriate patients with COPD and is a further positive outcome from the collaboration between Theravance and GSK to bring to market new respiratory medicines that meet patient needs.”

The evidence supporting this indication was based upon results of 11 clinical studies in 7,851 patients with COPD.

Prescribing Information is available at http://www.gsk.com.au/anoro

About COPD
The prevalence of COPD in Australia is difficult to determine because accurate diagnosis requires clinical testing. The prevalence of self-reported emphysema/bronchitis in Australians over 55 is reported to be approx 5%.2

About Anoro Ellipta1
Anoro is a combination treatment comprising two bronchodilators, umeclidinium, a long-acting muscarinic antagonist (LAMA), and vilanterol (VI), a long-acting beta2 agonist (LABA), in a single inhaler, the Ellipta®. The registered strength of Anoro Ellipta is 62.5/25mcg

Following TGA registration GSK’s next focus is to make Anoro Ellipta available to prescribers.

RF/FFT/0001/14
Date of Preparation: July 2014

PRESS RELEASE

Anoro Ellipta was well tolerated in clinical trials. Anoro Ellipta is intended for the long-term maintenance bronchodilator treatment of COPD and should not be used for the relief of acute symptoms.

Adverse events included; Cough, pharyngitis, constipation, dry mouth, UTI, URTI.

Healthcare professionals are advised to refer to the Full Product Information for further information regarding the safety of the product, including contraindications and precautions.

Additional notes:
For a copy of the Product Information, please visit: http://www.gsk.com.au/anoro

If you are an Australian healthcare professional please visit www.health.gsk.com for more information on Anoro® Ellipta®.

You can follow GSK on Twitter for more Australian updates @GSK_AU.

References:
1.	Anoro® Ellipta® Approved Product information July 2014
2.	National Health survey 2007-8; adults. Prevalence in adults stable (AIHW: COPD in Australia p14; p164).

PBS Information – This product is not listed on the PBS

PLEASE REVIEW FULL PRODUCT INFORMATION BEFORE PRESCRIBING.
The product information can be accessed at www.gsk.com.au

ANORO® ELLIPTA® (umeclidinium bromide/vilanterol trifenatate)

62.5 mcg umeclidinium/25 mcg vilanterol inhalation powder

INDICATIONS: As a long-term once daily maintenance bronchodilator treatment to relieve symptoms in adult patients with chronic obstructive pulmonary disease (COPD).

CONTRAINDICATIONS: Hypersensitivity to the active ingredient or any excipients, patients with severe milk-protein allergy.

PRECAUTIONS: Should not be used in asthma. Can cause paradoxical bronchospasm - if it occurs, treatment should be discontinued and alternative therapy instituted if necessary.  Should not be used for the relief of acute symptoms of bronchospasm. Use with caution in patients with severe cardiovascular disorders, particularly cardiac arrhythmias. See full PI. Use with caution in patients with narrow-angle glaucoma or urinary retention. Patients with rare hereditary problems of galactose intolerance, the Lapp lactase deficiency or glucose-galactose malabsorption should not take this medicine. Pregnancy – Cat B3, Lactation – unknown whether umeclidinium or vilanterol are excreted in human milk. Paediatric – should not be used in children.

INTERACTIONS:  Beta-blockers, strong CYP3A4 inhibitors, P-glycoprotein inhibitors.

ADVERSE EFFECTS: Cough, pharyngitis, constipation, dry mouth, UTI, URTI. Others see full PI.

AUS/RESP/0027/14
Date of Preparation: July 2014

PRESS RELEASE

DOSAGE: One oral inhalation via Anoro Ellipta inhaler, once a day. Do not use Anoro Ellipta more than once every 24 hours. Should be taken at the same time every day. No dosage adjustment is required in elderly, impaired renal function, mild or moderate hepatic impairment. Not recommended in children.

Min PI v1.0. For full product information, information on GSK products or to report an adverse event involving a GSK product, please contact GSK Medical Information on 1800 033 109. GlaxoSmithKline Australia Pty Ltd. ABN 47 100 162 481. Melbourne, VIC.

Anoro®, Breo® and Ellipta® are trademarks of the GlaxoSmithKline group of companies.

GSK – one of the world’s leading research-based pharmaceutical and healthcare companies – is committed to improving the quality of human life by enabling people to do more, feel better and live longer.  For further information please visit www.gsk.com

Theravance, Inc., A Royalty Management Company – is focused on maximizing the potential value of the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, with the intention of providing capital returns to stockholders. Under the Long-Acting Beta2 Agonist (LABA) Collaboration Agreement with GSK, Theravance is eligible to receive the associated royalty revenues from RELVAR®/BREO® ELLIPTA® (fluticasone furoate/vilanterol, “FF/VI”), ANORO® ELLIPTA® (umeclidinium bromide/vilanterol, “UMEC/VI”) and if approved and commercialized, VI monotherapy. Theravance is also entitled to a 15% economic interest in any future payments made by GSK relating to the combination of UMEC/VI/FF and the Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) program, as monotherapy and in combination with other therapeutically active components, such as an inhaled corticosteroid, and any other product or combination of products that may be discovered and developed in the future under its LABA Collaboration Agreement with GSK (other than RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and VI monotherapy). For more information, please visit Theravance’s web site at www.thrxinc.com.

Theravance forward-looking statements

This press release contains certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: the strategies, plans and objectives of the company following the separation, the timing, manner, amount and planned growth of anticipated potential capital returns to stockholders (including without limitation statements concerning the intention to initiate a cash dividend in the third quarter of 2014, expectations of future cash dividend growth and the potential for future share repurchases), the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product candidates, expectations for product candidates through development and commercialization, the timing of seeking regulatory approval of product candidates, and projections of revenue, expenses and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: lower than expected future royalty revenue from respiratory products partnered with GSK, delays or difficulties in commencing or completing clinical studies, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective, dependence on third parties to conduct its clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, and risks of collaborating with third parties to discover, develop and commercialize products. Other risks affecting Theravance are described under the heading "Risk Factors" contained in Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 7, 2014 and the risks discussed in Theravance’s other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements. (THRX-G)

ENDS

This media release has been issued by Palin Communications on behalf of GSK.

GSK Australia Enquiries or interview requests contact:

Martin Palin

0418 419 258 / 02 9412 2255

AUS/RESP/0027/14
Date of Preparation: July 2014

PRESS RELEASE

martin@palin.com.au

Ishtar Schneider

0422 944 023 / 02 9412 2255

Ishtar@palin.com.au

Theravance, Inc. Enquiries contact:

Michael W. Aguiar

Senior Vice President and Chief Financial Officer

+1 650-238-9640

investor.relations@thrxinc.com

AUS/RESP/0027/14
Date of Preparation: July 2014